UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015 (July 31, 2015)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, NE, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, the Board of Directors (the “Board”) of Gray Television, Inc. (the “Company”), increased the size of the Board by one to nine, and appointed Elizabeth (Beth) Neuhoff, the President and Chief Executive Officer of Neuhoff Communications, Inc., which is a privately owned radio and digital media company focused on small-to mid-size communities, as a member of the Board to serve until the Company’s annual meeting of shareholders in 2016.

Ms. Neuhoff will receive compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors.

As previously disclosed, on July 1, 2015, the Company completed the acquisition of KMVT-TV and KSVT-TV in Twin Falls, Idaho for $17.5 million from Neuhoff Corp., which is an affiliate of Neuhoff Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Senior Vice President and
Chief Financial Officer

Date: July 31, 2015

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